Exhibit 99.1

NEWS RELEASE

Financial Dynamics
Julie Prozeller / Hannah Sloane
212-850-5600

Rodman & Renshaw Capital Group, Inc. Announces Preliminary Financial Results for the Second Quarter of 2009

New York, NY, July 8, 2009 – Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) today announced that it expects to report investment banking revenue of approximately $27.0 million for the second quarter of 2009, compared to $6.9 million for the first quarter of 2009. During the second quarter, the Company completed 25 financing transactions raising $399.4 million, compared to 5 financing transactions raising $58.4 million, in the first quarter. Rodman was once again ranked the number one investment bank in PIPE transactions by volume for the second quarter and the first half of 2009.1

Cash and cash equivalents were approximately $14.3 million as of June 30, 2009, compared to $8.8 million as of March 31, 2009. Liquid assets were approximately $19.5 million, consisting of cash and cash equivalents, “Level I” assets2, and current receivables, compared to $12.1 million as of March 31, 2009. The increase in cash and cash equivalents of approximately $5.5 million since March 31, 2009 is a result of cash inflows from operations of approximately $8.4 million offset by cash outflows of $1.2 million to Miller Mathis, $0.6 million to Aceras for investing purposes, and approximately $1.1 million related to leasehold improvements, severance, and legal fees related to an ongoing arbitration.

“In April we began to see increased financing activity in our targeted verticals, especially in life sciences, as well as increased demand for our core product offerings, private placements and registered direct offerings,” stated Edward Rubin, Rodman’s Chief Executive Officer and President. “Our operating cash flows for the second quarter are a result of improved market conditions coupled with our decision to reduce Rodman’s fixed cost structure and to focus on high margin revenue products. Although there can be no assurance that the current level of deal activity will continue, Rodman is well positioned to take advantage of improvements in the market as we demonstrated in the second quarter, and we believe that Rodman can continue to do so if markets hold up or improve further.”

These preliminary results are subject to further quarterly review procedures by the Company. The Company expects to release final results for the second quarter on August 12, 2009.

BUSINESS HIGHLIGHTS

Investment Banking

Investment banking revenue was approximately $27.0 million for the second quarter, which included approximately $9.6 million related to warrants received as compensation for activities as underwriter or placement agent valued using Black-Scholes, compared to $6.9 million in investment banking revenue, which included $1.4 million related to warrants received, for the first quarter of 2009. Private placement and underwriting revenue for the second quarter were approximately $25.4 million, compared to $4.0 million for the first quarter of 2009. Strategic advisory fees for the second quarter were approximately $1.6 million, compared to $2.9 million for the first quarter of 2009.

[1]	Source: Sagient Research Systems, a leading publisher of independent research for the financial services and institutional investment communities.

[2]	Level I assets as of June 30, 2009 exclude Skystar Bio-Pharmaceutical Co., Ltd. (NASDAQ:SKBI) shares purchased pursuant to an underwriting agreement entered into on June 30, 2009. The shares were fully allocated to investors before the market opened on July 1, 2009.

Sales & Trading

Commissions for the second quarter were approximately $0.7 million, compared to $0.8 million for the first quarter of 2009.

Cost Savings and Restructuring Initiatives

As a result of our cost savings initiatives as detailed in our first quarter earnings release, the Company has reduced its budgeted quarterly fixed cash costs to approximately $6.0 million. Actual quarterly fixed costs, excluding non-recurring costs, were approximately $6.0 million for the second quarter of 2009.

Income Taxes

Due to the prior period operating losses, we do not expect to record a material amount of income tax expense for the second quarter. We will continue to review the value of our net deferred tax assets and may reverse a portion of our valuation allowance associated with these net deferred tax assets if Rodman continues to generate operating income in the future.

Underwriter and Placement Agent Warrants

We continue to value our underwriter and placement agent warrants in accordance with SFAS 157, Fair Value Measurements, using the Black-Scholes Option Pricing Model (“Black-Scholes”). However, unrealized warrant gains using an intrinsic value approach were approximately $4.3 million at June 30, 2009 (compared to $0.1 million at March 31, 2009). The use of an intrinsic value approach is a “non-GAAP measure” 3.

Conference Call Details

A conference call with management to discuss the preliminary financial results for the second quarter of 2009 will be held today at 10:00 AM Eastern time. Investors can participate in the conference call by dialing 888-679-8035 (domestic) or 617-213-4848 (international). The passcode for the call is 97747225. Participants may pre-register at: https://www.theconferencingservice.com/prereg/key.process?key=PBQC3RDPM

Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.

The conference will be replayed in its entirety beginning at 1:00 PM on July 8, 2009, through to 11:59 PM on July 15, 2009. If you wish to listen to the replay of this conference call, please dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter passcode 94366438.

The call is being webcast by Thomson/CCBN and can be accessed through the Rodman & Renshaw Capital Group, Inc. website at www.rodm.com

[3]	The Company believes that this non-GAAP measure will allow for a better evaluation of the operating performance of the Company’s business and facilitate meaningful comparison of the results in the current period to those in prior periods and future periods. Reference to this non-GAAP measure should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of utilizing this non-GAAP measure is that GAAP accounting does in fact reflect the underlying financial results of the Company’s business. Therefore, management believes that the GAAP measures as well as the corresponding non-GAAP measures of the Company’s financial performance should be considered together.

About Rodman & Renshaw Capital Group, Inc.

Rodman & Renshaw Capital Group, Inc. is a holding company with a number of direct and indirect subsidiaries, including Rodman & Renshaw, LLC.

Rodman & Renshaw, LLC is a full service investment bank dedicated to providing investment banking services to companies that have significant capital needs, along with research and sales and trading services to investor clients that focus on such companies. Rodman is a leading investment banking firm with particular emphasis on industries with significant capital needs, including health care, energy, and metals/mining, as well as a leader in the PIPE (private investment in public equity) and RD (registered direct placements) transaction markets.

MEMBER FINRA, SIPC

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements regarding future events and financial performance. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “except,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. There are or may be important factors that could cause our actual results to materially differ from our historical results or from any future results expressed or implied by such forward looking statements.

These factors include, but are not limited to, those discussed under the section entitled “Risk Factors” in our Annual Report on Form 10-K, filed March 12, 2009, which is available at the Securities and Exchange Commission website at www.sec.gov. The forward-looking statements in this press release are based upon management's reasonable belief as of the date hereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.